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                                                                     Exhibit 3.2
                                    BYLAWS OF

                      ATX TELECOMMUNICATIONS SERVICES, INC.

                               ARTICLE I - OFFICES


      SECTION 1-1. REGISTERED OFFICE AND REGISTERED AGENT. ATX
TELECOMMUNICATIONS SERVICES, INC. (the "Corporation") shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

      SECTION 1-2. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.


                       ARTICLE II - STOCKHOLDERS' MEETINGS

      SECTION 2-1. PLACE OF STOCKHOLDERS' MEETINGS. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

      SECTION 2-2. ANNUAL MEETING.

            (a) DATE AND TIME. A Meeting of the stockholders of the Corporation shall be held in each calendar year, on such date and time as is designated by the Board of Directors.

            (b) BUSINESS OF MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date specified in the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, which date shall be not less than one hundred twenty (120) calendar days in advance of the date of such proxy statement- provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for
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conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2-2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

            (c) BOARD OF DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2-2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected) and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (v) of the fifth (5th) sentence of paragraph (b) of this Section 2-2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures described by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

      SECTION 2-3. SPECIAL MEETINGS. Except as otherwise specifically provided by law, special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the
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meeting, may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer and shall be held at such place, on such date and at such time as the Board of Directors, the Chairman or the Chief Executive Officer or either of the Co-Presidents shall fix pursuant to the notice. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

            If a special meeting is called by a person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman, the Chief Executive Officer or the Secretary. The officer receiving the request shall promptly cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of
Section 2-4 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than thirty-five (35) days or more than one hundred twenty (120) days after the receipt of the request. If such notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

      SECTION 2-4. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice stating the place, date and hour of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given by or at the direction of the person or persons authorized to call the meeting.

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be give to each stockholder of record entitled to vote at the meeting.

      SECTION 2-5. QUORUM. At all meetings of stockholders, the presence in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

      SECTION 2-6. VOTING LIST- PROXIES. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the
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meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

      Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

      SECTION 2-7. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or be certified or registered mail, return receipt requested.

      Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, as required by law.

      SECTION 2-8. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares of their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

      These inspectors shall:
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            (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

            (b) Receive votes, ballots or consents;

            (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d) Count and tabulate all votes or consents;

            (e) Determine when the polls shall close;

            (f) Determine the result; and

            (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                        ARTICLE III - BOARD OF DIRECTORS

      SECTION 3-1. NUMBER. The business and affairs of the Corporation shall be managed by a Board of Directors that shall consist of a minimum of three members and a maximum of nine members, as may be fixed from time to time by the vote of a majority of the Board of Directors. The initial number of directors shall be five.

            Whenever the authorized number of directors is increased between the annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of the term and until their successors are elected. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

      SECTION 3-2. PLACE OF MEETING. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

      SECTION 3-3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

      SECTION 3-4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the Secretary or any two Directors.

      SECTION 3-5. NOTICES OF MEETINGS OF BOARD OF DIRECTORS.
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                  (a) REGULAR MEETINGS. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these bylaws, in which event two days notice shall be given of the time and place of such meeting.

                  (b) SPECIAL MEETINGS. At least one business day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

      SECTION 3-6. QUORUM. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

      SECTION 3-7. INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 3-8. POWERS.

                  (a) GENERAL POWERS. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these bylaws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  (b) SPECIFIC POWERS. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and bylaws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                        (i) To declare dividends from time to time in accordance with law.

                        (ii) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                        (iii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                        (iv) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.
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                        (v) To adopt, from time to time, such stock option,
stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine.

                        (vi) To adopt, from time to time, such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine.

                        (vii) By resolution passed by a majority of the whole Board of Directors, to designate one or more additional committees, each to consist of one or more Directors, to have such duties, owners and authority as the Board of Directors shall determine. All committees of the Board of Directors shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                        (viii) To fix the place, time and purpose of meetings of stockholders.

                        (ix) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                        (x) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                        (xi) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it think fit.

                        (xii) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

      SECTION 3-9. COMPENSATION OF DIRECTORS. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors. This Section 3-9 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such service.

      SECTION 3-10. REMOVAL OF DIRECTORS BY STOCKHOLDERS. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the
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Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

      SECTION 3-11. RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

      SECTION 3-12. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires, and until such directors successor shall have been duly elected and qualified.

      SECTION 3-13. PARTICIPATION BY CONFERENCE TELEPHONE. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.


                              ARTICLE IV - OFFICERS

      SECTION 4-1. ELECTION AND OFFICE. The Corporation shall have a Chief Executive Officer, two Co-Presidents, two Co-Chief Operating Officers and a Secretary, all of whom shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer and one or more assistant or honorary officers. Any number of offices may be held by the same person, and any two or more persons may jointly hold the same office.

      SECTION 4-2. TERM. The term of office of any officer shall be as specified by the Board of Directors.

      SECTION 4-3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

      SECTION 4-4. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer of the Corporation shall have the usual duties of a Chief Executive Officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these bylaws, and the actions of the Board of Directors, the Chief Executive Officer may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall provide at all meetings of the Board of Directors at which he is present
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and, unless otherwise specified by the Board of Directors, shall be a member of all Board of Director committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

            Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

      SECTION 4-5. POWERS AND DUTIES OF THE CO-PRESIDENTS. The Co-Presidents shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors, the Chairman of the Board and the Chief Executive Officer. In the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the Co-Presidents or Co-Chief Operating Officers and, in the event both of the Co-Presidents or Co-Chief Operating Officers are absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for such purpose by the Board of Directors. Initially, Thomas Gravina and Debra Buruchian shall serve as Co-Presidents of the Corporation.

      SECTION 4-6. POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

      SECTION 4-7. POWERS AND DUTIES OF A TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities or the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the

Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the Chief Executive Officer.

      SECTION 4-8. POWERS AND DUTIES OF VICE PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. Except as otherwise set forth herein, the Chief Executive Officer shall be the superior officer of the Vice Presidents. The Secretary shall be the superior officer of any Assistant Secretaries.

      SECTION 4-9. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

      SECTION 4-10. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

      SECTION 4-11. RESIGNATIONS. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

      SECTION 4-12. REMOVAL. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

                            ARTICLE V - CAPITAL STOCK

      SECTION 5-1. STOCK CERTIFICATES. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and (b) a Co-President, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      SECTION 5-2. DETERMINATION OF STOCKHOLDERS OF RECORD.
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                  (a) The Board of Directors may fix a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) The Board of Directors may fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) The Board of Directors may fix a record date to determine the stockholders entitled to receive payment of any dividend or other dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect of any exchange, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 5-3. TRANSFER OF SHARES. Transfer of shares shall be made only upon the transfer books of the Corporation kept at an office of the Corporation, or by transfer agents designated to transfer shares of stock of the Corporation. Except where a certificate is issued in accordance with Section 5-4 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation duly endorsed and otherwise in proper form for transfer before a new certificate is issued therefor. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

      SECTION 5-4. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefor issued by it, alleged to heave been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against a claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.


                              ARTICLE VI - NOTICES

      SECTION 6-1. CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these bylaws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

      SECTION 6-2. METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. Notices of special meetings of stockholders shall conform to
Section 2-4 and notices of special meetings or the Board of Directors shall conform to Section 3-5. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

      SECTION 6-3. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or bylaws of the Corporation, written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.


             ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
                                AND OTHER PERSONS

      SECTION 7-1. PERSONS WHO QUALIFY AS AN INDEMNITEE.

                  (a) Any individual who is a duly elected or appointed member of the Board of Directors, a corporate officer, or such employee or agent as approved by the Board of Directors, shall be deemed a person who qualifies for indemnification under this Article VII so long as said individual was acting within the course and scope of his capacity as a director, officer, approved employee and/or agent in accordance with the Certificate of Incorporation and these bylaws. Any such qualified person, an "Indemnitee."

                  (b) Any previous member of the Board of Directors, corporate officer or employee or agent as approved by the Board of Directors, who are no longer serving in said capacities on behalf of the Corporation at the time any qualified condition as hereinafter stated in this Article VII arises, shall be entitled to indemnification under this resolution as though said individual was still acting in his former capacity on behalf of the Corporation.

                  (c) Previous members of the Board of Directors, corporate officers and employees or agents approved by the Board of Directors, shall qualify as Indemnitees under this Article VII upon approval by a resolution of the Board of Directors and upon verification that said individual terminated or resigned his position with the Corporation in good standing.

      SECTION 7-2. INITIAL INDEMNITY.

                  (a) The Corporation shall indemnify an Indemnitee when he is a party or is threatened to be made a party to any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against any and all costs, charges and expenses, including without limitation attorneys' and other fees and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith and any appeal therefrom if such Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

                  (b) The Corporation shall indemnify an Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against costs, charges and expenses (including attorneys' and other fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement thereof or any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

                  (c) Any indemnification under paragraphs (a) or (b) of this
Section 7-2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination, in accordance with Section 7-4 of this Article VII or any applicable provision of any other agreement, any resolution or otherwise, that an Indemnitee is entitled to indemnification. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or, (ii) if such a quorum or disinterested directors is not available or so directs, by independent legal counsel (designated in the manner provided below in this subsection (c)), in a written opinion, or (iii) by a majority vote of the stockholders. Independent legal counsel shall not be any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or an Indemnitee in an action to determine such Indemnitee's rights under this Article
VII. The Corporation shall pay the reasonable fees and expenses of such independent legal counsel and indemnify fully such counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to the engagement of such counsel pursuant to this paragraph (c).

                  (d) To the extent that an Indemnitee has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against costs, charges and expenses (including attorneys' and other fees and expenses) actually and reasonably incurred by him in connection therewith.

                  (e) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, an Indemnitee with respect to any employee benefit plan, its participants or beneficiaries; and if an Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to herein.

      SECTION 7-3. ADDITIONAL INDEMNIFICATION.

                  (a) Without limiting any right which an Indemnitee may have pursuant to the Certificate of Incorporation, these bylaws, Delaware law, any other agreement, any resolution, any policy of insurance or otherwise, but subject to the limitations on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity under this Article VII determined as contemplated by Section 7-4 of this Article VII, the Corporation shall pay on behalf of such Indemnitee, and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay relating to or arising out of any claim made against him because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which he commits, suffers, permits or acquiesces in while acting in his capacity as a director, officer, employee or agent of the Corporation. The payments which the Corporation is obligated to make pursuant to this Section 7-3 shall include without limitation damages, judgments, fines, settlements and reasonable charges, costs, expenses, expenses of investigation and reasonable expenses of defense of legal actions, suits proceedings or claims and appeals therefrom, and reasonable expenses of appeal, attachment or similar bonds; provided, however, that the Corporation shall not be obligated under this
Section 7-3 to make any payment in connection with any claim against such
Indemnitee:

                        (i) for which and to the extent that payment is actually made to such Indemnitee under a valid and collectible insurance policy;

                        (ii)  for which and to the extent that such
Indemnitee is indemnified by the Corporation otherwise than pursuant to this
Section 7-3;

                        (iii) which results in a final, nonappealable order for such Indemnitee to pay a fine or similar governmental imposition which the Corporation is prohibited by applicable law from paying; or

                        (iv) based upon or attributable to such Indemnitee gaining in fact a personal profit to which he was not legally entitled, including without limitation profits made from the purchase and sale by such Indemnitee of equity securities or the Corporation which are recoverable by the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and profits arising from transactions in publicly traded securities of the Corporation which were effected by such Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, including Rule 10b-5 promulgated thereunder.

      The determination of whether an Indemnitee shall be entitled to indemnification under this Section 7-3 may, but shall not be required to, be made in accordance with paragraph (a) of Section 7-4 of this Article VII. If that determination is so made, it shall be binding upon the Corporation and such Indemnitee for all purposes.

                  (b) Expenses (including without limitation reasonable attorneys' and other fees and expenses) incurred by an Indemnitee in defending any actual or threatened civil or criminal action, suit, proceeding or claim shall be paid by the Corporation in advance of the final disposition thereof as authorized in accordance with paragraph (b) of Section 7-4 of this Article VII.

      SECTION 7-4. CERTAIN PROCEDURES RELATING TO INDEMNIFICATION.

                  (a) For purposes of pursing his rights to indemnification under this Article VII, an Indemnitee shall submit to the Board of Directors a sworn statement of request for indemnification (an "Indemnification Statement") averring that he is entitled to indemnification under this Article VII. Submission of any Indemnification Statement to the Board of Directors shall create a presumption that such Indemnitee is entitled to Indemnification under this Article VII and the Board of Directors shall be deemed to have determined that such

Indemnitee is entitled to such indemnification unless, within thirty (30) calendar days after submission of the Indemnification Statement, the Board shall determine, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption) and such Indemnitee shall have received notice within such period in writing of such determination, that such Indemnitee is not entitled to indemnification under this Article VII, which evidence shall be disclosed to such Indemnitee with particularity in such notice. The foregoing notice shall be sworn to by all persons who participated in the determination and voted to deny indemnification.

                  (b) For purposes of determining whether to authorize advancement of expenses pursuant to paragraph (b) of Section 7-3 of this Article VII, an Indemnitee shall be required to submit to the Board of Directors a sworn statement of request for advancement of expenses substantially (the "Undertaking"), averring that (i) he has incurred or will incur actual expenses in defending a civil or criminal action, suit proceeding or claim and (ii) he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VII. Upon receipt of the Undertaking, the Board shall within ten (10) calendar days authorize immediate payment of the expenses stated in the Undertaking, whereupon such payments shall immediately be made by the Corporation. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to such Indemnitee's ability to make repayment.

      SECTION 7-5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.


             ARTICLE VIII - RELIANCE UPON BOOKS, REPORTS AND RECORDS

      Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.


                         ARTICLE IX - LOANS TO OFFICERS

      The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.


                                ARTICLE X - SEAL

      The form of the seal of the Corporation, called the corporate seal [Form of Seal] of the Corporation, shall be as impressed adjacent hereto.


                            ARTICLE XI - FISCAL YEAR

            The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.


                            ARTICLE XII - AMENDMENTS

            The original or other bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal bylaws.


                     ARTICLE XIII - INTERPRETATION OF BYLAWS

      All words, terms and provisions of these bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.